Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-3 Nos. 333-264553 and 333-264553-01) of Helmerich & Payne, Inc. and Helmerich & Payne International Drilling Co.;
(2)    Registration Statement (Form S-8 No. 333-176911) pertaining to the Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan;
(3)    Registration Statement (Form S-8 No. 333-213053) pertaining to the Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan; and
(4)    Registration Statement (Form S-8 No. 333-237161) pertaining to the Helmerich & Payne, Inc. Amended and Restated 2020 Omnibus Incentive Plan
(5)    Registration Statement (Form S-8 No. 333-264546) pertaining to the Helmerich & Payne, Inc. Amended and Restated 2020 Omnibus Incentive Plan

of our reports dated November 16, 2022, with respect to the consolidated financial statements of Helmerich & Payne, Inc. and the effectiveness of internal control over financial reporting of Helmerich & Payne, Inc. included in this Annual Report (Form 10-K) of Helmerich & Payne, Inc. for the year ended September 30, 2022.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
November 16, 2022